Exhibit 23.1

April 11, 2011

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references of our firm, in the context in which they appear, and to the references to and the incorporation by reference of our review letter as of December 31, 2010, included in the Annual Report on Form 10-K of Black Raven Energy, Inc. for the year ended December 31, 2010, as well as in the notes to the financial statements included therein.

/s/ Leslie S. O’Connor
Leslie S. O’Connor
President

730 17th Street, Suite 410	Denver, Colorado 80202-3510 U.S.A.	Telephone: 303-277-0270	Fax: 303-277-0267